COMPENSATION AGREEMENT
                             ----------------------


      THIS AGREEMENT is made as of the 1st day of June, 1997 by and between QPQ CORPORATION (the "Company") and CHARLES B. PEARLMAN. ("Pearlman").

      WHEREAS, the Company is a publicly-held company.

      WHEREAS, Pearlman is ana attorney practicing corporate and securities law and performs legal services for the Company.

      WHEREAS, the Company desires to compensate Pearlman for such legal services rendered and to be rendered.

      WHEREAS, Pearlman has agreed to accept such engagement upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the parties hereto agree as follows:

      1.    RECITALS. The foregoing recitals are true and correct.

      2. ENGAGEMENT. The Company hereby engages Pearlman to provide it with certain legal services as same relate to matters involving corporate and/or securities law (the "Services") and Pearlman hereby accepts such engagement.

      3. COMPENSATION. As partial compensation for the Services, the Company shall pay APTB an aggregate of 300,000 shares of the Company's Common Stock par value $.01 per share (the "Compensation Stock"). In connection therewith, the Company shall file a registration statement on Form S-8 with the Securities and Exchange Commission registering the Compensation Stock under the Securities Act of 1933, as amended.

      4. REGISTRATION. The Company agrees to provide Pearlman with registraion rights at the Company's cost and expense and include the shares of Common Stock in a registration statement to be filed by the Company with the Securities and Exchange Commission within the proximate future.

       5.   MISCELLANEOUS.

            (a)   This  Agreement  shall  inure to the benefit of and be binding
upon  the   parties   hereto  and  their   respective   legal   representatives,
administrators, executors, successors, subsidiaries and affiliates.

            (b) This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

            (c) This Agreement constitutes the entire agreement between the parties. No promises, guarantees, inducements or agreements, oral or written, express or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by both parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.


WITNESSES:                              QPQ CORPORATION


                                        By: /s/ C. Lawrence Rutstein
                                           ------------------------------------
                                           C. Lawrence Rutstein, President






                                           /s/ Charles B. Pearlman
                                           -------------------------------------
                                           Charles B. Pearlman

























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